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                                                                    EXHIBIT 99.1

                             MBO MEMBER AGREEMENT
                             --------------------

     MBO MEMBER AGREEMENT dated December 21, 2000 (this "Agreement") between John F. McHale ("McHale") and that individual or entity executing the signature page hereto (the "MBO Member").

                                  BACKGROUND
                                  ----------

     McHale is considering delivering to the Board of Directors of Netpliance, Inc., a Delaware corporation (the "Corporation"), a letter requesting the opportunity to open negotiations regarding a possible transaction in which all shares of the common stock of the Corporation ("Common Stock") not owned by McHale and certain other stockholders of the Corporation (collectively, the "Buyout Group") would be converted into the right to receive cash or other consideration (the "Buyout").

     The MBO Member desires to become a member of the Buyout Group and agrees to be bound to the terms and conditions contained herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   MBO MEMBERSHIP
     --------------

     (a) MBO Member agrees to become a member of the Buyout Group upon acceptance of this Agreement by McHale.

     (b) MBO Member represents and warrants that the MBO Member owns of record that number of shares of Common Stock set forth on the signature page hereof.

     (c) MBO Member agrees to not enter into any transaction to sell or to purchase shares of Common Stock prior to the consummation of the Buyout without the prior written consent of McHale. MBO Member agrees that MBO Member will notify McHale in writing at least ten days in advance if the MBO Member intends to enter into any transaction to sell or to purchase shares of Common Stock, or execute any agreement to enter into such a transaction, prior to the consummation of the Buyout.

     (d) MBO Member agrees to use all reasonable efforts, to the fullest extent allowed by applicable law, to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Buyout, as determined by McHale; (ii) deliver or obtain from third parties any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by McHale, the Buyout Group, the Corporation or any of their respective affiliates, as applicable, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Buyout; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to the

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          Buyout required under any applicable law. The MBO Member will furnish all information required for any application or other filing to be made pursuant to any applicable law in connection with the Buyout.

     (e) MBO Member intends to vote the shares of Common Stock the MBO Member owns of record in favor of any action of the stockholders of the Corporation required or desirable to consummate the Buyout, as instructed by McHale.

2.   MBO MEMBER'S REPRESENTATIONS AND WARRANTIES
     -------------------------------------------

     MBO Member represents and warrants that:

     (a) McHale has furnished or made available to MBO Member with all documents and information regarding the Corporation that MBO Member has requested;

     (b) MBO Member has had the opportunities to ask questions of and received answers from McHale concerning the Corporation and the Common Stock and to obtain any additional information necessary to verify the accuracy of the information furnished;

     (c) MBO Member has relied only on the foregoing information and documents in determining to make the decision to become a member of the Buyout Group;

     (d) The information in this Agreement (including the information set forth on the signature page hereto) is true, correct and complete at this date;

     (e) The information furnished or made available by McHale do not constitute investment, accounting, legal or tax advice and MBO Member is relying on professional advisers for such advice;

     (f) MBO Member recognizes that an investment in the Common Stock involves substantial risks, including, but not limited to, those set forth under "FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS" in the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000; and

     (g) MBO Member understands, acknowledges and agrees that McHale is relying upon the representations and warranties made herein in determining to permit MBO Member to be a member of the Buyout Group.

3.   MISCELLANEOUS
     -------------

     (a) This Agreement and the rights and obligations of the parties hereunder shall be interpreted in accordance with the laws of the State of Texas without reference to its conflict of law rules.

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     (b)  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but the several counterparts together shall constitute but one and the same instrument.

     (c) Each of the parties agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     (d) This Agreement will terminate at the earlier to occur of (i) when McHale terminates negotiations with the Corporation regarding the Buyout and gives MBO Member written notice of such termination, or
          (ii) upon consummation of the Buyout.

                           [signature page follows]

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     IN WITNESS WHEREOF, the undersigned hereby executes this Agreement on the date first above written.

MBO MEMBER:


Individual:


-------------------------
(signature)

Corporation or Trust:


-------------------------
(name of entity)

By:
       ------------------
Name:
       ------------------
Title:
       ------------------

Partnership:


-------------------------
(name of partnership)


-------------------------
(name of general partner)

By:
       ------------------
Name:
       ------------------
Title:
       ------------------


Address:


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Street Name and Number

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City/State/ZIP Code

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Telephone Number

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Social Security/Taxpayer Identification Number

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Number of Shares of Common Stock Owned


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     The foregoing Agreement is hereby confirmed and accepted by McHale as of
December 21, 2000.

McHALE:


-------------------------
John F. McHale

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